UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule 14a-12

SCOPUS BIOPHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)
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SCOPUS BIOPHARMA INC.
420 Lexington Avenue, Suite 300
New York, New York 10170
(212) 479-2513
SUPPLEMENT TO THE PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
WHICH HAS BEEN ADJOURNED TO
DECEMBER 20, 2021 AT 11:30 AM, EASTERN TIME
December 16, 2021
These definitive additional materials amend and supplement the definitive proxy statement, dated September 16, 2021 and initially mailed to stockholders on or about September 16, 2021, as previously supplemented by the definitive additional proxy materials filed with the SEC on October 27, 2021 and November 24, 2021 (collectively, the “Definitive Proxy Statement”), by Scopus BioPharma Inc., a Delaware corporation (“Scopus” or the “Company”), in connection with the annual meeting of stockholders of the Company to be held in virtual format only at www.cesonlineservices.com/scps21_vm originally scheduled to be held on October 8, 2021, at 1:00 p.m., Eastern Time, or any adjournment or postponement thereof (the “Annual Meeting”).
As described in the Definitive Proxy Statement, pursuant to a stipulation between the Company and Morris C. Laster, MD (“Dr. Laster”) that was approved by the Delaware Court of Chancery on September 27, 2021, the Company convened, and then immediately adjourned, the Company’s scheduled Annual Meeting on October 8, 2021 and on November 5, 2021, and will reconvene the Annual Meeting on December 20, 2021, at 11:30 a.m., Eastern Time. No business was conducted at the October 8, 2021 or November 5, 2021 meetings other than to adjourn the Annual Meeting to be reconvened at a later date. The record date for the Annual Meeting will remain August 16, 2021.
In order to attend the reconvened Annual Meeting, you must register in advance at www.cesonlineservices.com/scps21_vm prior to the deadline of December 19, 2021 at 11:30 a.m., Eastern Time. Upon completing your registration, you will receive further instructions via email. You will not be able to attend the Annual Meeting in person.
At the Annual Meeting, the Company’s stockholders will be asked to consider and vote on (i) the election of two directors to serve as Class A directors on our Board of Directors to serve until our 2024 Annual Meeting of Stockholders or until successors have been duly elected and qualified and (ii) the ratification of the appointment of Citrin Cooperman & Company, LLP as our independent registered public accounting firm for the 2021 fiscal year.
As previously disclosed, on May 9, 2021, Dr. Laster, a former officer and director of the Company, whose resignation from such positions was accepted in June 2020 by the Company, provided notice to the Company of his intention to nominate two nominees to stand for election as directors of the Company at the Annual Meeting, in opposition to the nominees recommended by the Board. After careful review and consideration, including in consultation with its advisors, the Board determined that voting “FOR” Dr. Laster’s nominees is not in the best interests of the Company or its stockholders. You may receive a proxy statement, blue proxy card and other solicitation materials from Dr. Laster. The Company is not responsible for the accuracy of any information provided by, or relating to, Dr. Laster or his nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Dr. Laster or any other statements that Dr. Laster may otherwise make.
Our Board does NOT endorse either of Dr. Laster’s nominees. Based upon information provided in Dr. Laster’s notice, among other reasons, Dr. Laster’s nominees have limited or no experience serving as directors of publicly-traded companies in the United States. Accordingly, the Board recommends that you vote “FOR” the election of each of the two nominees proposed by the Board on the WHITE proxy card that was mailed to you previously. The Board strongly urges you NOT to sign or return any blue proxy card which may be sent to you by Dr. Laster. If you have previously submitted a blue proxy card sent to you by Dr. Laster, you can revoke such proxy and vote “FOR” the Board’s nominees and on the other matters to be voted on at the Annual Meeting by signing, dating and mailing your WHITE proxy card in the postage-paid envelope that was previously provided. Only your latest dated proxy will be counted.
Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to attend the virtual Annual Meeting, please vote as promptly as possible on the WHITE proxy card to ensure your representation and the presence of a quorum at the Annual Meeting. Only stockholders who held shares at the close of business on the record date, Monday, August 16, 2021, may vote at the Annual Meeting. As an alternative to voting online during the Annual Meeting, you may vote in advance of the Annual Meeting, via the Internet, by telephone, or by signing, dating and returning a WHITE proxy card. If your shares are held in the name of a broker, trust, bank or other nominee, please complete and return the WHITE voting instruction form provided to you by such broker or other intermediary, or, if permitted by such broker or other intermediary, you may vote via the Internet or by telephone as instructed by such broker or other intermediary. If you wish to attend the Annual Meeting virtually and vote your shares, you will need to contact your broker directly in order to obtain a valid legal proxy issued to you by your nominee holder. We urge you to submit your vote as soon as possible, even if you currently plan to attend the Annual Meeting virtually.
Holders of shares as of the close of business on August 16, 2021, the record date for the Annual Meeting, are urged to submit a WHITE proxy card, even if your shares were sold after such date.
Thank you for your continued support. If you have any questions, please contact Morrow Sodali LLC, our proxy solicitor assisting us in connection with the Annual Meeting:
Morrow Sodali
509 Madison Avenue, Suite 1206
New York, New York 10022
Call Collect: (203) 658-9400
Call Toll Free: (800) 662-5200
Email: SCPS@investor.morrowsodali.com
The information contained herein speaks only as of December 16, 2021 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT
The supplemental disclosures set forth below should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety, along with periodic reports and other information Scopus files with the Securities and Exchange Commission. To the extent that information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Any defined terms used but not defined herein shall have the meanings set forth in the Definitive Proxy Statement.
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
The parties to the Delaware Matter have agreed to a trial date in early June 2022. In addition, on December 10, 2021, Dr. Laster filed a second amended complaint (“SAC”) in the Delaware Matter, which, among other things, (i) alleges that the Company and the Shareholder LLCs have wrongly asserted that 4,920,000 of the shares of Common Stock owned by Dr. Laster are subject to a “lockup” that prohibits Dr. Laster from trading such shares for three years after the Company’s initial public offering and (ii) requests a declaration that Dr. Laster owns 4,926,000 shares of Common Stock and that 4,920,000 of such shares are not encumbered by any lockup restriction and therefore may be freely transferred (or in the alternative, a declaration releasing Dr. Laster and 4,920,000 of the shares of Common Stock owned by Dr. Laster from any purported lockups or transfer restrictions). The Company intends to vigorously defend against Dr. Laster’s claims made in his SAC and believes that such claims are without merit.
Based upon Dr. Laster’s SAC, as set forth below, on December 16, 2021, HCFP/Capital Partners VIB LLC (“VIB”), which is affiliated with members of the Executive Committee, filed a motion to intervene and related complaint in intervention in the Delaware Matter, seeking, among other things, a declaration that Dr. Laster and his daughters have no ownership interest with respect to 6,000,000 of the Company’s founders’ shares (the “Founders’ Shares”). VIB is alleging that Dr. Laster and his daughters possess 6,000 shares of Common Stock because (i) Dr. Laster’s only investment in Scopus was the purchase of 6,000 shares for $6,000 in the Company’s second financing round, (ii) Dr. Laster never executed any documentation with respect to the 6,000,000 Founders’ Shares and (iii) Dr. Laster never became a member of VIB, the owner of such shares following the founding of the Company, because he requested and received refund of his capital contribution for his interest in VIB and has admitted under oath that he is not bound by the terms of the VIB operating agreement. The outcome of VIB’s claims and any determination whether Dr. Laster and his daughters own the 6,000,000 Founders’ Shares that are claimed to be owned by him and his daughters may ultimately affect the results of the voting at the Annual Meeting, although a final decision on the merits on such issue is unlikely to occur prior to the date of the Annual Meeting.